EXHIBIT 10.36

Confidential Materials omitted and filed separately with the
Securities and Exchange Commission. Asterisks denote omissions.

The Procter & Gamble Company
Health Care Research Center
P.O. Box 8006, Mason, Ohio 45040-8006

December 22, 2004

Noven Pharmaceuticals, Inc.
11960 SW 144th St.
Miami, FL 33186
Attn:	Diane Barrett
Vice President and Chief Financial Officer

RE:	Development Agreement dated April 28, 2003 between Noven Pharmaceuticals, Inc. (“Noven”) and P&G Pharmaceuticals, Inc. (“P&GP”)

Dear Ms. Barrett,

This letter will serve as an amendment to the above referenced Agreement. Accept as modified below, all terms and conditions of the Agreement, including particularly any confidentiality or non-disclosure obligations, are incorporated into and made part of this Agreement as though expressly set forth herein.

Noven and P&GP wish to amend paragraph 2(d) of the Agreement as follows:

1) Delete paragraph 2(d) of the Agreement printed below:

“(d) $2 million ***

2) Insert a new paragraph 2(d) of the Agreement as follows:

“(d) $3 million ***

This letter also serves to confirm that the above amendment will be incorporated in the Development and License Agreement currently being negotiated, and the termination fee of $2 million contemplated by the parties in the Development and License Agreement (Section 10.02(c) of Noven Draft dated June 24, 2004) will not be owed or payable by

P&GP if P&GP terminates such Agreement after payment of the $3 million Success Fee as outlined in the modified paragraph 2(d) above.

This letter further confirms that the *** was successful in 2004, and the criteria has been met for payment of the Success Fee described in paragraph 2(d) of the above referenced Development Agreement, as amended by this letter. No additional work is required to be performed by Noven to earn this milestone payment.

Finally, Noven and P&GP will continue negotiations in good faith to complete the Development and License Agreement, Supply Agreement, and Noncompetition Agreements that are currently in discussion.

If you approve of the terms herein, please indicate your acceptance by signing and dating where indicated below.

Procter & Gamble Pharmaceuticals, Inc.

By: /s/ Nora L. Zorich
Name: Nora L. Zorich
Title: Vice President, P&GP R&D

Agreed and Accepted:
Noven Pharmaceuticals, Inc.

By: /s/ Jeffrey F. Eisenberg
Name: Jeffrey F. Eisenberg
Title: Vice President – Strategic Alliances